Exhibit 99.1

October 16, 2002

Lucent Technologies Inc. and the
  Subsidiaries of Lucent Technologies Inc.
  listed on the signature pages hereto
600 Mountain Avenue
Murray Hill, New Jersey 07974

Lucent Technologies Inc.
Letter Agreement

Ladies and Gentlemen:

                  Reference is made to (a) the 5-Year Amended and Restated Revolving Credit Facility Agreement, dated as of February 26, 1998, as amended and restated as of February 22, 2001 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Lucent Technologies Inc., as the Borrower (“Lucent”), the Lenders from time to time parties thereto, the Syndication Agent named therein, and JPMorgan Chase Bank (“JPMorgan”), as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), (b) the Guarantee and Collateral Agreement, dated as of February 22, 2001 (as amended supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”; terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee and Collateral Agreement), made by Lucent and certain of its Subsidiaries in favor of JPMorgan, as Collateral Agent for the Secured Parties referred to therein (in such capacity, the “Collateral Agent”), (c) the other Security Documents (as defined in the Collateral Sharing Agreement referred to below) currently in effect (together with the Guarantee and Collateral Agreement, the “Existing Security Documents”) and (d) the Collateral Sharing Agreement, dated as of February 22, 2001 (as amended, supplemented or otherwise modified from time to time, the “Collateral Sharing Agreement” and, together with the Existing Security Documents, the “Existing Collateral Agreements”), among Lucent, the Grantors referred to therein and the Collateral Agent. The Guarantees of the Guarantors under the Guarantee and Collateral Agreement and the security interests and liens granted by the Grantors under the Existing Collateral Agreements are collectively referred to herein as the “Existing Guarantees and Security Interests”.

                  Certain of the Secured Parties are the holders of External Sharing Debt, and such External Sharing Debt is guaranteed and secured by the Existing Guarantees and Security Interests. The Existing Collateral Agreements provide that the Existing Guarantees and Security Interests terminate and are released upon payment in full of the Borrower Liquidated Obligations and termination of the Commitments. Lucent has notified the Administrative Agent that the Commitments shall terminate at noon (New York City time) October 17, 2002, and, accordingly, upon payment in full of the Borrower Liquidated Obligations on that date, the Existing Guarantees and Security

Interests would terminate on that date. However, Lucent also has informed the Collateral Agent that, notwithstanding the termination and release provisions of the Existing Collateral Agreements, Lucent desires to continue the Existing Guarantees and Security Interests for the benefit of the Secured Parties that hold External Sharing Debt, subject to certain terms and conditions. This letter agreement is being entered into to provide for the continuation of the Existing Guarantees and Security Interests and to set forth the terms and conditions applicable to such continuation. It is understood that the agreements set forth herein shall not be effective until immediately prior to noon (New York City time) on October 17, 2002 (the “Effective Time”) .

                  In consideration of the premises and to induce each of the Secured Parties to continue its existing External Sharing Debt and, subject to terms and conditions to be mutually agreed upon by Lucent or any of its Subsidiaries, as applicable, and such Secured Party, to provide additional External Sharing Debt, each Grantor and the Collateral Agent hereby irrevocably agrees that, effective at the Effective Time and notwithstanding any provisions of the Credit Agreement or any Existing Collateral Agreement to the contrary:

(a) Subject to the other provisions of this letter agreement, the provisions of the Existing Collateral Agreements (including, without limitation, the Existing Guarantees and Security Interests and covenants provided for therein) are confirmed and shall continue in full force and effect until the Termination Date. For purposes hereof, the “Termination Date” means November 18, 2002; provided that Lucent may, in its sole discretion, on or prior to the “Termination Date” then in effect, elect by notice to the Collateral Agent to extend the Termination Date to a later date specified in such notice, in which case the “Termination Date” shall be the date so specified. If the Termination Date is so extended, Lucent may elect to give additional extension notices in accordance with the proviso to the preceding sentence. Each such extension shall not affect the other terms and conditions of the Existing Collateral Agreements as modified hereby unless otherwise agreed by the Collateral Agent. At 5:00 p.m. (New York City time) on the Termination Date, the Existing Guarantees and Security Interests shall terminate and be released, and the Existing Collateral Agreements and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor thereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors; provided that if an Event of Default described in clause (h) or (i) of Article VII of the Credit Agreement, or an Event of Default described in clause (b) of paragraph 1 of Exhibit A hereto, or an Event of Default resulting from the admission by Lucent in writing that it is unable to pay its debts as they become due, has occurred and is continuing on the Termination Date, then such termination and release shall not occur until such Event of Default ceases to exist. At the request and sole expense of any Grantor following any such termination and release, the Collateral Agent shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) None of the terms or provisions of the Existing Security Documents (as modified hereby) may be waived, amended, supplemented or otherwise modified except pursuant to an agreement or agreements in writing entered into by Lucent and the Collateral Agent.

(c) None of the terms or provisions of the Collateral Sharing Agreement (as modified hereby) may be waived, amended, supplemented or otherwise modified except pursuant to an agreement or agreements in writing entered into by Lucent, the Collateral Agent and the holders of a majority of the aggregate amount of outstanding obligations in respect of External Sharing Debt (or commitments in respect thereof); provided that no such agreement shall amend the provisions of Section 3.4 of the Collateral Sharing Agreement (Application of Moneys) to change the order of priority of distributions, or subordinate any Secured Party, without the consent of each Secured Party directly affected thereby.

(d) If Lucent delivers a written request to the Collateral Agent stating that Lucent is entering into any financing arrangements that are to be supported by any Accounts and/or Inventory and requesting that Collateral be released from the security interests granted under the Existing Security Documents to support such financings, then such Collateral shall be released and the Collateral Agent shall execute such documents as Lucent shall reasonably request in order to effect such release; provided that the released Collateral is limited to Accounts and/or Inventory that support such financings, together with any related assets, including any related Receivables, deposit accounts, contract rights, chattel paper, instruments and general intangibles. Lucent shall notify the Collateral Agent of its intention to request a release contemplated by this paragraph at least five Business Days before the release is to become effective.

(e) It is understood and agreed that Lucent may continue to designate additional Indebtedness, liabilities and obligations as External Sharing Debt in accordance with Section 8.14(b) of the Guarantee and Collateral Agreement after the Effective Time.

(f) Any Secured Party that holds External Sharing Debt Obligations may, by written notice to Lucent and the Collateral Agent, elect that all or any portion of the External Sharing Debt Obligations held by it shall cease to constitute Obligations for purposes of the Existing Collateral Agreements and cease to be guaranteed and secured pursuant to the Existing Guarantees and Security Interests. Any such notice shall specify the affected External Sharing Debt Obligations and the effective date of such notice. Any such notice shall be irrevocable.

(g) It is understood that various provisions of the Existing Collateral Agreements refer to the Credit Agreement for certain purposes and that, upon and after the Effective Time, the provisions of the Credit Agreement shall no longer be effective. Accordingly, upon and after the Effective Time, any and all provisions of the Existing Collateral Agreements that incorporate or rely upon references to the Credit Agreement shall cease to be effective, except as set forth on Exhibit A to this letter agreement.

(h) It is understood and agreed that, for purposes of paragraph (a) above, if the Termination Date occurs and the Existing Collateral Agreements and Existing Guarantees and Security Interests continue in effect thereafter because Lucent has separately agreed to continue the same for the benefit of specified External Sharing Debt Obligations (but not all External Sharing Debt Obligations), then the effect shall be that (i) the Existing Collateral Agreements and Existing Guarantees and Security Interests will continue in effect for the benefit of such specified External Sharing Debt Obligations on the terms so separately agreed and (ii) all other External Sharing Debt Obligations shall cease to be guaranteed and secured pursuant to the Existing Guarantees and Security Interests and shall cease to constitute External Sharing Debt Obligations for all purposes of the Existing Collateral Agreements, effective at 5:00 p.m. (New York City time) on the Termination Date.

                  This letter agreement will terminate if Lucent enters into any financing arrangement that replaces the Credit Agreement on terms that involve securing such financing arrangement and the External Sharing Debt under the Existing Collateral Agreements on the same basis as the Credit Agreement was so secured prior to the Effective Time, upon notice by Lucent to the Collateral Agent that such financing arrangement is effective, whereupon such financing arrangement shall be deemed to constitute the Credit Agreement for all purposes of the Existing Collateral Agreements. This letter agreement does not constitute a commitment to provide any External Sharing Debt.

                  This letter agreement may not be amended or waived except by an instrument in writing signed by Lucent, for itself and on behalf of the other Grantors, and the Collateral Agent. This letter agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. The parties hereto agree to cooperate with each other in implementing the provisions hereof and agree to negotiate in good faith with respect to amendments to this letter agreement and the Existing Collateral Agreements, as may be reasonably requested by holders of External Sharing Debt for such implementation and to provide for appropriate procedures and principles for the Collateral Agent to solicit and follow instructions of such holders or a majority in interest thereof. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                   If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to us the enclosed duplicate originals of this letter agreement not later than 11:00 a.m., New York City time, on October 17, 2002, failing which this letter agreement shall have no effect.

Very truly yours, JPMORGAN CHASE BANK, as Collateral Agent

By:

Name:

Title:

Accepted and agreed to
as of October 16, 2002

LUCENT TECHNOLOGIES INC.

By:

Name:

Title:

LUCENT TECHNOLOGIES WORLD SERVICES INC.

By:

Name:

Title:

LUCENT TECHNOLOGIES INTERNATIONAL INC.

By:

Name:

Title:

ASCEND COMMUNICATIONS, INC.

By:

Name:

Title:

CHROMATIS NETWORKS INC.

By:

Name:

Title:

SPRING TIDE NETWORKS, INC.

By:

Name:

Title:

STRATUS COMPUTER, INC.

By:

Name:

Title:

EXCEL SWITCHING CORPORATION

By:

Name:

Title:

Exhibit A

Certain Modifications to Existing Collateral Agreements

                  The Existing Collateral Agreements are hereby modified as follows, effective upon and after the Effective Time:

                  1. An “Event of Default”, as such term is used in any Existing Collateral Agreement, means (a) any event described in clause (h), (i) or (j) of Article VII of the Credit Agreement, as in effect immediately prior to the Effective Time, or (b) any External Sharing Debt Obligations are not paid when due in accordance with the terms applicable thereto (after giving effect to any applicable grace period and excluding any such Obligations that remain unpaid as a result of a good faith dispute with respect thereto) and remain unpaid for more than five Business Days after Lucent receives written notice thereof (as provided below) indicating that such Obligations are overdue and non-payment will result in an Event of Default under the Existing Collateral Agreements, and the aggregate amount of all such overdue Obligations exceeds $5,000,000. The term “Default” has a correlative meaning. Any written notice given to Lucent pursuant clause (b) above shall be delivered by hand or overnight courier service, mailed or sent by telecopy, to Lucent, Room 7D-503, 600 Mountain Avenue, Murray Hill, New Jersey 07974, Attention of Director, Global Banking and Cash Management (Facsimile No. 908-582-0290); and any such notice given shall be deemed to have been given on the date of receipt.

                  2. For purposes of any provisions of the Existing Collateral Agreements that refer to the Credit Agreement to identify permitted Liens, Section 6.03 of the Credit Agreement shall remain applicable, except that Liens also shall be permitted with respect to (i) any cash and cash equivalents and (ii) any assets that do not constitute Collateral (including any real property or improvements thereto that are not subject to Mortgages).

                  3. For purposes of the release provisions of the Existing Collateral Agreements that permit the release of any Existing Guarantees and Security Interests in respect of a Disposition permitted by the Credit Agreement, any Disposition shall be permitted by the Credit Agreement.

                  4. For purposes of determining whether Lucent may designate additional Indebtedness, liabilities and obligations as External Sharing Debt pursuant to Section 8.14(b) of the Guarantee and Collateral Agreement, Section 6.12 of the Credit Agreement shall remain applicable, except that the External Sharing Basket shall be changed to $1,000,000,000.

                  5. Lucent agrees to continue to provide the quarterly reports of External Sharing Debt contemplated by Section 5.02(e)(i) of the Credit Agreement.

                  6. The confidentiality provisions of Section 9.14 of the Credit Agreement will continue to apply to confidential information disclosed by Lucent to holders of External Sharing Debt.